                              Exhibit to Form N-1A

      Exhibit (10)(b) - Consent opinion of Stradley Ronon Stevens & Young, LLP,
                             Counsel to the Trust.

                                                                   Exhibit 10(b)

[LETTERHEAD OF STRADLEY RONON STEVENS & YOUNG, LLP]






Direct Dial: (215) 564-8115


                               February 8, 1996


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  The Brinson Funds
               File Nos. 33-47287 and 811-6637
               -------------------------------

Gentlemen:

     We are counsel to The Brinson Funds. As such, we have reviewed Post-Effective Amendment No. 16 to the Registration Statement of The Brinson Funds to be filed pursuant to paragraph (b) of Rule 485 promulgated under the Securities Act of 1933.

     In our judgment, Post-Effective Amendment No. 16 to the Registration Statement of The Brinson Funds does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

     We consent to the inclusion of this written representation as an Exhibit to Post-Effective Amendment No. 16 to the Registration Statement of The Brinson Funds.

                                       Very truly yours,


                                       /s/ Bruce G. Leto
                                       Bruce G. Leto

BGL:jas